AMENDED AND RESTATED BYLAWS

                               OF

       COMMODORE MINERALS, INC. d/b/a INTAC INTERNATIONAL
                     (a Nevada corporation)


1.   OFFICES

     The Company may have offices and places of business at such places, within or without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Company may require. The registered office of the Company shall be established and maintained as designated from time to time by the Board of Directors.

2.   MEETING OF SHAREHOLDERS

     2.1.      PLACE OF MEETINGS

     All meetings of the shareholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Nevada as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver thereof.

     2.2.      ANNUAL MEETING

     Annual meetings of shareholders shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof.

     2.3.      SPECIAL MEETINGS

     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Nevada Revised Statutes (the "NRS"), or the Articles of Incorporation (as defined in the NRS) may be called only by the Chairman of the Board of Directors, the President or the Secretary. A special meeting of the shareholders shall be called by the Chairman of the Board of Directors, the President or the Secretary where directed by resolution of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     2.4. NOTICE

     Written notice of each meeting of shareholders shall be given in the manner prescribed in Article 4. Such notice shall state the place, date and hour of the meeting and shall state the purpose or purposes for which the meeting is called. In the case of a meeting to vote on a proposed merger or consolidation, such notice shall state the purpose of the meeting and shall contain a copy of the agreement or brief summary thereof and, in the case of a meeting to vote on a proposed sale, lease or exchange of all of the Company's assets, such notice shall specify that such a resolution shall be considered. Such notice shall be given to each shareholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Company or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty
(20) nor more than sixty (60) days prior to such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation.

     2.5.      BUSINESS

     Business transacted at any meeting of shareholders shall be limited to the matters stated in the notice of such meeting, whether annual or special, those matters brought before the meeting by the Board of Directors, those matters brought before such meeting by a shareholder upon advance notice in compliance with Section 2.7 and those matters deemed by the chairman of the meeting to be proper subjects for such meeting.

     2.6. QUORUM AND ADJOURNMENT

     Except as otherwise provided by the NRS or the Articles of Incorporation, the holders of a majority of the shares of the Company issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of shareholders. If a quorum shall not be present at the time fixed for any meeting, the shareholders present, in person or by proxy, and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     2.7. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

               (a)  For nomination or other business to be
properly brought before an annual meeting by a shareholder pursuant to Section 2.5 above, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such business must be a proper subject for shareholder action under the NRS. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than seventy (70) days nor more than ninety
(90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventh (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the



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

70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (X) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (Y) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

          (b)  Notwithstanding anything in the second sentence of
Section 2.7(a) above to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by Section 2.7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

          (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.7(c) and who is a shareholder of record at the time such notice is delivered to the Secretary of the Company. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice as required by Section 2.7(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     2.8.      VOTING

     Unless otherwise provided in the Articles of Incorporation, and subject to the provisions of Section 6.4, each shareholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such shareholder. If the Articles of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority


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

or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

     2.9.      VOTE REQUIRED

     When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the NRS or the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes cast, either in person or represented by proxy, with respect to the election of directors.

     2.10.     VOTING LISTS

     The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10)days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

     2.11.     PROXY

     Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, which may not exceed seven years from its date. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.

     2.12.     SHAREHOLDER ACTION

     Any action by shareholders that may be taken at an annual or special meeting of shareholders of the Company may be taken by written consent of the shareholders in lieu of a meeting if authorized by a writing signed by holders of a majority, or such other percentage as may be required by the NRS or the Articles of Incorporation of the Company, of the shares entitled to vote on the action and in the manner provided by the NRS.



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

3.   DIRECTORS

     3.1.      BOARD OF DIRECTORS

     The business and affairs of the Company shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things, except as limited in the NRS or the Articles of Incorporation.

     3.2. NUMBER, ELECTION AND TENURE

     The number of directors that shall constitute the entire Board of Directors shall not be less than one (1) nor more than fifteen (15). Within the limits specified herein and except as otherwise specified in the Articles of Incorporation, the number of directors shall be determined by a resolution of the Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in the Articles of Incorporation or Section 3.3 of these Bylaws, and each director elected shall hold office until his successor is duly elected and qualified or until his earlier resignation, removal, retirement or death. Any director may resign at any time upon written notice to the Company. Directors need not be shareholders of the Company, citizens of the United States or residents of the State of Nevada.

          3.3.      VACANCIES

     Except as otherwise provided in the Articles of
Incorporation:

          (a) Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation, removal, retirement or death.

          (b) If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the Articles of Incorporation or these Bylaws.

     3.4.      MEETINGS

     The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Nevada.

     3.5.      NOTICE

     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. A special meeting of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary. Notice of each special meeting of the Board of Directors, specifying the place, day and hour of the meeting, shall be given in the manner prescribed in Article 4 and in this
Section 3.5, either personally or as hereinafter provided, to each director at least (i) 24 hours before the meeting if such notice is delivered personally or by means of telephone, courier or telecopy; (ii) two (2) days before the meeting if such notice is delivered by a recognized express delivery service; and (iii) ten (10) days before the meeting if such notice is delivered by first class mail. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors, need be specified in the notice of the meeting.

     3.6.      QUORUM AND VOTING

     Except as may be otherwise specifically provided by the NRS or the Articles of Incorporation:

          (a) A majority of the total number of directors shall constitute a quorum for the transaction of business.

          (b) The vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

          (c) Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.

     3.7.      CONSENTS

     Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     3.8. COMMITTEES

     Except as otherwise specified in the Articles of
Incorporation:

          (a) The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Company.

          (b) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.



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



          (c) Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving, adopting or recommending to the shareholders any action or matter expressly required by the NRS to be submitted to shareholders for approval or (ii) adopting, amending or repealing any bylaw of the Company.

          (d) In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          (e) Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     3.9.      COMMITTEE MINUTES

    Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          3.10.     COMPENSATION OF DIRECTORS

          (a) The directors as such, and as members of any standing or special committee, may receive such compensation for their services as may be fixed from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

          (b) The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.11.     REMOVAL OF DIRECTORS

     Any director may be removed at any annual or special shareholders' meeting upon the affirmative vote of two-thirds
(2/3rds) of the holders of the outstanding shares of voting stock of the Company at that time entitled to vote thereon.

     3.12.     TRANSACTIONS INVOLVING INTERESTS OF DIRECTORS

     In the absence of fraud, no contract or other transaction of the Company shall be affected or invalidated by the fact that any of the directors of the Company is interested in any way in, or connected with any other party to, such contract or transaction or is a party to such contract or transaction; provided, however, that such contract or transaction satisfies Section 78.140 of the

NRS. Each and every person who is or may become a director of the Company hereby is relieved, to the extent permitted by law, from any liability that might otherwise exist from contracting in good faith with the Company for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way. Any director of the Company may vote and act upon any matter, contract or transaction between the Company and any other person without regard to the fact that such director also is a stockholder, director or officer of, or has any interest in, such other person; provided, however, that such director shall disclose any such relationship or interest to the Board prior to a vote or action.

4.   NOTICES

          4.1. FORM OF NOTICE

     Whenever, under the provisions of the NRS, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by first class or express mail, addressed to such director or shareholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, except that, in the case of directors, notice sent by first class mail shall be deemed to have been given ten (10) days after being deposited in first class mail. Whenever, under these Bylaws, notice may be given by courier or telecopy, notice shall be deemed to have been given 24 hours after being deposited with a courier service for delivery or, in the case of telecopy, when dispatched.

     4.2. WAIVER OF NOTICE

     Whenever notice is required to be given under any provisions of the NRS, the Articles of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or the Bylaws.

5.   OFFICERS

          5.1. SELECTION OF OFFICERS

     The officers of the Company shall be chosen by the directors and shall consist of a president, secretary and treasurer. The Board of Directors may also choose a chairman of the board, a chief executive officer, chief operating officer, chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide. A failure to elect officers shall not require the Company to be dissolved. The Board of Directors may also choose such other officers, or leave positions vacant, as it shall deem necessary.

     5.2. TERM OF OFFICE, REMOVAL AND VACANCIES

     Each officer of the Company shall hold his office until his successor is duly elected and qualified or until his earlier resignation, removal, retirement or death. Any officer may resign at any time upon written notice to the Company. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring by death, resignation, removal or otherwise, in any office of the Company, shall be filled by the Board of Directors.

     5.3. COMPENSATION

     The salaries of the officers of the Company may be fixed by the Board of Directors.

     5.4. BOND

     The Company may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.5. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

     The chairman of the board, if elected, shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or these bylaws and shall have general supervisory authority over the Chief Executive Officer. The chairman of the board shall preside, when present, at all meetings of the shareholders and the Board of Directors. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

     5.6. CHIEF EXECUTIVE OFFICER

     The chief executive officer, if elected, shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the chairman of the board or the Board of Directors. The chief executive officer shall have general supervisory authority over the President and the other officers of the Company and shall be responsible for insuring that the President and the other officers of the Company are capable of fulfilling their respective duties to the Company. In the absence of the chairman of the board or in the event of his inability or refusal to act, the chief executive officer shall perform the duties and exercise the powers of the chairman of the board.

     5.7. PRESIDENT

     The president shall have general supervisory responsibilities for the day-to-day operations of the Company. The President shall report to the chief executive officer and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or these bylaws. In the absence of the chairman of the board and the chief executive officer, or in the event of their inability or refusal to act, the president shall perform the duties and exercise the powers of such respective officer. The president may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

     5.7. VICE PRESIDENT

     Each Vice President, if any, shall perform such duties as shall be assigned to him by the Board of Directors or President, and, in the absence or disability of the President, the most senior in rank of the Vice Presidents shall perform the duties of the President.

     5.8. SECRETARY

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Board of Directors and the shareholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. He shall be the custodian of the seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

     5.9. ASSISTANT SECRETARY

     The Assistant Secretary, if any, or Assistant Secretaries, if more than one, shall perform the duties of the secretary in his or her absence and shall perform such other duties as the Board of Directors, the President or the Secretary may from time to time designate.

     5.10.  TREASURER

     The Treasurer shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate amounts of receipts and disbursements in books kept for that purpose. He shall deposit all monies, and other valuable effects, in the name and to the credit of the Company, in such depository as the Board of Directors shall designate. As directed by the Board of Directors or the President, he shall disburse monies of the Company, taking proper vouchers for such disbursements and shall render to the President and directors an account of all his transactions as Treasurer and of the financial condition of the Company. In addition, he shall perform all the usual duties incident to the office of Treasurer.

     5.11.  TRANSACTIONS INVOLVING INTERESTS OF OFFICERS

     In the absence of fraud, no contract or other transaction of the Company shall be affected or invalidated by the fact that any of the officers of the Company is interested in any way in, or connected with any other party to, such contract or transaction, or are themselves parties to such contract or transaction; provided, however, that such contract or transaction complies with Section 78.140 of the NRS. Each and every person who is or may become an officer of the Company hereby is relieved, to the extent permitted by law, when acting in good faith, from any liability that might otherwise exist from contracting with the Company for the benefit of such person or any person in which such person may be interested in any way or with which such person may be connected in any way.

6.   CERTIFICATES OF STOCK AND TRANSFERS

     6.1. CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

     The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman of the Board, the President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     6.2.  LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE
OF NEW CERTIFICATE OR UNCERTIFICATED SHARES

     The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     6.3. RECORD DATE

     In order that the Company may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than ten (10) days after the date on which the date fixing the record date for the consent of shareholders without a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other such action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     6.4. REGISTERED SHAREHOLDERS

     The Company shall be entitled to recognize the exclusive right of a person registered on its books as of any record date fixed or determined pursuant to Section 6.3 as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by the NRS.

7.   GENERAL PROVISIONS

     7.1. DIVIDENDS

     Dividends upon the capital stock of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting in accordance with the NRS. Dividends may be paid in cash, in property, or in shares of the Company's capital stock, subject to the provisions of the Articles of Incorporation.

     7.2.  LIABILITY  OF  DIRECTORS  AS  TO  DIVIDENDS  OR  STOCK
REDEMPTION

     A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, as to the value and amount of the assets, liabilities and/or net profits of the Company, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Company's stock might properly be purchased or redeemed.

     7.3. RESERVE FOR DIVIDENDS

     Before declaring any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

     7.4. SIGNING CHECKS, NOTES, ETC.

     All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the Company shall be signed on its behalf by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or, if not so designated, by the President or any Vice President of the Company.

     7.5. FISCAL YEAR

     The fiscal year of the Company shall end on December 31 of each year or as otherwise determined by resolution of the Board of Directors.

     7.6. SEAL

     The corporate seal, if any, shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The use of the seal is not necessary on any corporate document and its use or nonuse shall not in any way affect the legality of the document.

     7.7. VOTING OF SECURITIES OF OTHER COMPANIES

     In the event that the Company shall, at any time or from time to time, own and have power to vote any securities (including, but not limited to, shares of stock or partnership interests) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors or, if not so determined, by any duly elected officer of the Company.

     7.8. NEVADA CONTROL SHARES ACT

     The provisions of the NRS Sections 78.378 - 78.3793 (the
"Control Shares Act"), do not apply to any acquisition of a controlling interest (as defined in the Control Shares Act) in the Company.

8.   AMENDMENTS

     These Bylaws may be altered, amended or repealed, and new
Bylaws may be adopted, by the shareholders, or by the Board of Directors, except as may be required by the NRS.

9.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     9.1  POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS
OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY.

     Subject to Section 9.4 of this Article 9, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Company) (a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding (collectively, "Costs") if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person's conduct was unlawful.

     9.2  POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY
OR IN THE RIGHT OF THE COMPANY.

     Subject to Section 9.4 of this Article 9, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against Costs incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     9.3  REQUIRED INDEMNIFICATION.

     To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, the Company shall indemnify such person against Costs.

     9.4  AUTHORIZATION OF INDEMNIFICATION.

     Any discretionary indemnification under this Article 9 (unless ordered by a court or advanced pursuant to Section 9.7 hereof) may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the Proceeding, (b) if a majority vote of a quorum consisting of directors who were not parties to the Proceeding so orders, by independent legal counsel in a written opinion, (c) if a quorum consisting of directors who were not parties to the Proceeding cannot be obtained, by independent legal counsel in a written opinion, or (d) by the stockholders.

     9.5  GOOD FAITH DEFINED.

     For purposes of any determination under Section 9.4 of this
Article 9, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 9.5 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 9.5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 9.1 or 9.2 of this Article 9, as the case may be.

     9.6  INDEMNIFICATION BY A COURT.

     If a claim under Sections 9.1 or 9.2 is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Costs incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Company to indemnify the claimant for the amount claimed. Neither the failure of the Company (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such claimant has met such standard of conduct, nor an actual determination by the Company (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

     9.7  EXPENSES PAYABLE IN ADVANCE.

     The right to indemnification conferred in this Article 9 shall include the right to be paid by the Company the Costs incurred in defending a Proceeding as they are incurred and in advance of the final disposition of a Proceeding; provided, however, that the Company shall pay the Costs of officers and directors only upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company. The provisions of this Section 9.7 do not affect any rights to advancement of expenses to which employees of the Company other than officers or directors may be entitled under any contract or otherwise by law.

     9.8  NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF
EXPENSES.

     The right to indemnification and advancement of Costs authorized in this Article 9 or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of the Company or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person's official capacity or an action in another capacity while holding such person's office, except that indemnification, unless ordered by a court pursuant to Nevada law or the advancement of expenses made pursuant to Section 9.7, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     9.10      INSURANCE.

     The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with
Section 78.752 of the NRS.

     9.11 CERTAIN DEFINITIONS.

          9.11.1 For purposes of this Article 9, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article 9 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          9.11.2. For purposes of this Article 9, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

          9.11.3. For purposes of this Article 9, references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

          9.11.4 For purposes of this Article 9, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article 9.

          9.11.5 For purposes of this Article 9, the term "Board" shall mean the Board of the Company or, to the extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Company may assent to the adoption of this Article 9 by any subsidiary, whether or not wholly owned.

     9.12 LIMITATION ON INDEMNIFICATION.

     Notwithstanding anything contained in this Article 9 to the contrary, except as provided in Section 9.4, the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized or consented to by the Board.

     9.13 INDEMNIFICATION OF WITNESSES.

     To the extent that any director, officer, employee, or agent of the Company is by reason of such position, or a position held with another entity at the request of the Company, a witness in any action, suit or proceeding, such person shall be indemnified against all Costs actually and reasonably incurred by such person or on such person's behalf in connection therewith.

     9.14      INDEMNIFICATION AGREEMENTS.

     The Company may enter into agreements with any director, officer, employee, or agent of the Company providing for indemnification to the full extent permitted by Nevada law.

     9.15 ACTIONS PRIOR TO ADOPTION OF ARTICLE 9.

     The rights provided by this Article 9 shall be available whether or not the claim asserted against the director, officer, employee, or agent is based on matters which antedate the adoption of this Article 9.

     9.16 SEVERABILITY.

     If any provision of this Article 9 shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.